Exhibit 99(ii)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-09167 of Dominion Resources, Inc. on Form S-8 of our report dated June 24, 1997, appearing in this Annual Report on Form 11-K of Dominion Resources, Inc. Employee Savings Plan for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
Richmond, Virginia
June 24, 1997